Exhibit 10.86

REGULATIONS OF

MST ESTATES, LLC

I. COMPANY NAME AND PURPOSE

1.01. Definition. The company is a domestic limited liability company as that term is defined and regulated by the Texas Limited Liability Company Act.

1.02. Purpose. The company’s purpose is to: Transact any and all lawful business for which limited liability companies may be organized under the laws of Texas, including but not limited to the following:

a. To carry on any business or any other legal or lawful activity allowed by law;

b. To acquire, own, use, convey, and otherwise dispose of and deal in real or personal property or any interest in such property;

c. To manufacture, buy, sell, and generally deal in goods, wares and merchandise of every class and description;

d. To buy, rent, sell, manufacture, produce, assemble, distribute, repair, and service any and all products the company desires to produce, and to provide any and all services which the company desires to provide;

e. To do such other acts as are incidental to the foregoing or desirable in order to accomplish the purpose for which the company was formed;

f. To have and exercise all rights and powers which are now or may hereafter be granted to a limited liability company by law.

1.03. Name in These Regulations. The name of this limited liability company is “MST ESTATES, LLC”. This limited liability company is referred to in these regulations as the “Company”.

II. MANAGERS

2.01. Management. The Company shall be managed by a Manager or Managers. Managers are not required to be residents of Texas nor are they required to be Members of the Company.

2.02. Number. There shall be no less than two(2) Managers and no more than six (6) Managers. The number of initial Managers shall be stated in the Articles of Organization, thereafter, the Members shall determine by resolution the number of Managers, which number shall not be increased except upon the unanimous vote of all Members.

2.03. Manager’s Powers. The Managers have the authority to authorize the officers of the Company to execute documents and instruments for the acquisition, mortgage, or disposal of property on behalf of the Company.

III. ELECTION OF MANAGERS

3.01. Vote Required. Managers are elected by the Members of the Company. Each member shall have the right to elect one-half (1/2) of the Managers, and each Member agrees to vote all membership interests held by him, her or it in favor of such Managers as the other Members may have the right to designate pursuant to this Section 3.01.

3.02. Cumulative Voting. Cumulative voting is not permitted. The Members shall be entitled to vote the percentage of membership interest owned by such Member for as many persons as there are Managers to be elected.

3.03. Time of Election. Election of Managers shall occur at any of the following times:

a. the annual meeting;

b. regular meetings of the Members; or

c. any special meeting of the Members.

IV. MANAGER’S MEETINGS, COMPENSATION AND COMMITTEES

4.01. Place of Meeting. Managers’ Meetings, regular or special, may be held either in or outside the State of Texas.

4.02. Presence at Meeting. Managers may attend and participate in these meetings in person or by use of electronic telephone or video conferencing equipment.

4.03. Notice of First Meeting. The first meeting of the newly elected Managers shall be held without further notice immediately following the annual meeting of Members.

a. The meeting shall be held at the same place as the annual meeting, unless by unanimous consent of the Managers then elected and serving, such time or place shall be changed.

4.04. Regular Meetings. A regular meeting of the Managers may be held at such time as shall be determined from time to time by resolution of the Managers.

4.05. Special Meetings. The Secretary shall call a special meeting of the Managers whenever requested to do so by the President or by any Manager.

a. Such meeting shall be held at the time stated in the notice of meeting.

b. The purpose, place and time of the meeting shall be stated in a notice.

4.06. Required Notice. All meetings of the Managers (annual, regular or special) shall be held upon ten days’ written notice stating the date, time, place and purpose of the meeting.

a. The notice shall be delivered to each Manager either personally or by mail or at the direction of the President or the Secretary or the officer or person calling the meeting.

b. If all of the Managers execute a waiver of notice of the meeting, no notice is required. Accordingly the meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Texas) stated in the waiver of notice.

c. Attendance of Managers at any meeting shall constitute a waiver of notice of such meeting, except where the Managers attend a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.07. Consent without Meeting. Any action required by statute to be taken at a meeting of the Managers, or any action which may be taken at a meeting of the Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Managers.

a. All consents shall have the same force and effect as a unanimous vote at a meeting.

4.08. Quorum. A majority of the Managers constitutes a quorum for the transaction of business at all meetings of the Managers unless a greater number is required by law or by the Articles of Organization.

a. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Managers unless the act of a greater number is required by statute, by the Articles of Organization or by these Regulations.

b. If there is no quorum at a meeting of the Managers, then the meeting shall adjourn and a new notice be sent for a new meeting. If there is no quorum present at the successor meeting, then a majority of those present shall constitute a quorum, unless this action is prohibited by law.

4.09. Minutes. The Managers shall keep regular minutes of their proceedings and shall place those minutes in the Company’s minute book.

4.10. Committees. The Managers may designate from among the Managers one or more committees, each of which shall be comprised of one or more of its Managers.

Any such committee, to the extent provided in such resolution or the Articles of Organization or by these Regulations, shall have and may exercise all of the authority of the Managers in the management of the business and affairs of the Company, subject to the limitations set forth in the Texas Limited Liability Company Act, and all amendments thereto.

Each such committee shall keep regular minutes of its proceedings and report the same to the Managers when required.

Any members of any such committee may be removed by the Managers by the affirmative vote of a majority of the Managers, whenever in their judgment the best interests of the Company will be served thereby.

The designation of one or more committees and the delegation of authority to any such committee shall not operate to relieve the Managers of any responsibility imposed upon them by law.

V. MANAGER’S RESIGNATIONS, VACANCIES AND REMOVAL

5.01. Resignation. Any Manager may resign at any time.

a. Such resignation shall be made in writing and shall take effect at the time stated in the resignation.

b. If the resignation does not state the time that the resignation becomes effective, then the resignation shall be effective at the date and time when it is delivered to the Company.

5.02. Vacancy. Any vacancy occurring in the Managers may be filled by the Member who appointed the resigning Manager.

a. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

5.03. Removal. Any and all Managers may be removed, either for or without cause, at any special meeting of Members by the vote of the Member who appointed such Manager.

a. Notice of the date, time, place and purpose of the meeting shall be given to both the Members and the Managers.

b. The vacancy caused by such removal shall be filled by the vote of the Member who appointed such Manager.

VI. MEMBERS

6.01. Becoming a Member. A person acquiring an interest as a Member becomes a Member on the date he, she or it receives a certificate evidencing membership in the Company. Notwithstanding the foregoing, no new membership interests may be issued by the Company without the prior written consent of all of the Members holding the then outstanding membership interests.

6.02. Initial Members. The Initial Members and their respective percentages of membership interests, are as set forth on Exhibit “A” hereto. All other Members, if any, shall be designated as new Members.

6.03. Capacity. Except as may be required elsewhere in these Regulations, any person may be a Member unless the person lacks capacity apart from the Texas Limited Liability Company Act, as amended from time to time.

6.04. Classes or Groups of Members. Unless prohibited by law or the Articles of Organization, one class of Members is established.

6.05. Place and Manner of Meetings. All meetings of the Members shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

a. Members may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.06. Annual Meeting. The annual meeting of the Members for the election of Managers and for the transaction of all other business that may come before the meeting shall be held in the month of March of each year on the day and at the hour specified in the notice of the meeting.

a. If the annual meeting is not held on the date above specified, or if the election of Managers shall not be held on that date, the Managers shall cause a special meeting of the Members in lieu thereof to be held as soon thereafter as convenient, and any business transacted or election held at that meeting shall be as valid as if held at the annual meeting.

b. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.

6.07. Voting Lists. The officer or agent having charge of the records reflecting the membership interest of each Member of each class, if more than one class, shall make, at least ten (10) days before each meeting of Members, a complete list of the Members, entitled to vote at such meeting or any adjournment thereof.

a. The list shall be arranged in alphabetical order with the address of and percentage of membership interest of each Member of each class.

b. The list shall be kept on file at the registered office of the Company and shall be subject to inspection by any Member at any time during usual business hours.

c. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting.

d. The original records reflecting the membership interest of each Member of each class, if more than one class, shall be prima-facie evidence as to who are the Members entitled to examine such list or records or to vote any meeting of Members.

e. Failure to comply with the requirements of this Article shall not affect the validity of any action taken at such meeting.

6.08. Special Meetings. Special meetings of the Members may be called at any time by the President or by any Manager.

a. Special meetings of Members may also be called by the Secretary upon the written request of the holders of at least twenty percent of the membership interests entitled to be voted at such meeting.

b. The request shall state the purpose or purposes of such meeting and the matters proposed to be acted on.

6.09. Notice. Written or printed notice stating the place, day, time and purpose of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each Member entitled to vote at the meeting.

a. This notice may be waived as provided in these Regulations.

b. If the notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at his address as it appears on the records of the Company, with postage thereon prepaid.

c. Any notice required to be given to any Member hereunder or under the Articles of Organization need not be given to the Member if:

(1) Notice of three (3) consecutive annual meetings of the Company and all notices of meetings held during the period between those annual meetings have been mailed to that person, addressed at his or her address as shown on the records of the Company, and have been returned undeliverable.

(2) Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given.

6.10. Quorum of Members. The holders of at least 70% of the membership interest entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Members.

a. In no event shall a quorum consist of the holders of less than 70% of the membership interests entitled to vote and thus represented at such meeting.

b. The vote of the holders of a majority of the membership interests entitled to vote and represented at a meeting at which a quorum is present shall be the act of the Members’ meeting, unless the vote of a greater number is required by law, the Articles of Organization or these Regulations.

6.11. [Reserved]

6.12. Voting of Membership Interests. Each outstanding membership interest shall be entitled to vote the percentage of membership interest owned by such Member on each matter submitted to a vote at a meeting of Members, except to the extent that the voting rights of the membership interest are limited or denied by the Articles of organization or by law.

6.13. Proxy Voting. A Member may vote either in person or by proxy executed in writing by the Member or by his duly authorized attorney in fact.

a. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

b. Each proxy is revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

c. At each election for Managers, each Member shall be entitled to vote for the election of an equal number of Managers, so that one-half (1/2) of the Managers may be elected by each Member.

6.14. Closing Record Books and Fixing Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, the Managers may provide that the record books shall be closed for a stated period not exceeding thirty (30) days.

a. If the record books are closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for at least ten (10) days immediately preceding such meeting.

b. In lieu of closing the record books, these Regulations or in the absence of an applicable Regulation, the Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than thirty days (30) and in the case of a meeting of Members, not less than ten (10) days prior to the date of which the particular action requiring such determination of Members is to be taken.

c. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, or Members entitled to receive distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Managers declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members.

d. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination applies to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

6.15. Fixing Record Dates for Consents to Action. Unless a record date has been previously fixed or determined in these regulations, whenever action by Members is proposed to be taken by consent in writing without a meeting of Members, the Managers may fix a record date for purposes of determining Members entitled to consent to that action.

a. This record date may not precede, and may not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Managers.

b. If no record date has been fixed by the Managers and the prior action of the Managers is not required by the Texas Limited Liability Company Act, and any amendments thereto, the record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or an officer of the Company having custody of the books in which proceedings of meetings of Members are recorded.

c. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company’s principal place of business shall be addressed to the president or the principal executive officer of Company.

d. If no record date has been fixed by the Managers and prior action of the Managers is required by the statute, the record date for determining Members entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Managers adopt a resolution taking such prior action.

6.16. Action without Meeting. Any action that is required to be taken at a meeting of the Members by law or by the Texas Limited Liability Company Act, may be taken by signing a consent to the action in lieu of attending the meeting.

a. Every written consent pursuant to this Section shall be signed, dated and delivered to the Company’s administrative offices.

6.17 Percentage of Membership Interest. For purposes of these Regulations, a Member’s “percentage of membership interest” shall equal a fraction (represented as a percentage), the numerator of which is the number of units held by such Member as of the record date divided by the total of all units of the Company issued and outstanding as of the record date.

VII. ASSIGNMENT AND CANCELLATION OF A MEMBERSHIP INTEREST

7.01. Assignability. Membership interests shall be assignable only after the provisions of this Section 7.01 have been fully complied with.

a. All membership interests shall be accepted and held subject to a preferential right of the Company to purchase in the event any Member is desirous of selling such Member’s membership interest. No membership interests shall be sold without first being offered in writing to the Company at the same price and terms at which same is proposed to be sold to any bona fide purchaser. Such notice to the Company shall include the terms of any bona fide offer as well as the name of the person who made the offer. The Company shall have thirty (30) days within which to reject or exercise such option and preference right to purchase all (but not less than all) of the membership interest proposed to be sold (hereinafter the “offer period”).

b. In the event the Company does not elect to purchase all of the membership interest proposed to be sold, then the Members of the Company shall have a second preferential right for an additional period of fifteen (15) days to purchase all (but not less than all) of the membership interest being offered for sale in accordance with their then pro rata ownership of the Company’s membership interests (hereinafter the “second offer period”).

c. The above provisions shall be fully binding on each Member, such Member’s successors and assigns.

d. If the Company and the Members do not exercise their option to purchase all of the membership interest of a Member desiring to sell, then such Member may, subject to the terms and provisions hereof, assign such Member’s membership interest to the person or entity making the bona fide offer. If such assignment is not completed within thirty (30) days after the expiration of the second offer period, then any assignment or transfer after that date shall again be subject to the restrictions set forth in this Section 7.01.

e. In the event any Member desires at any time to purchase the entire membership interest of any other Member, (hereinafter called offeror), such Member shall submit a written proposal to such Member from whom offeror desires to purchase (hereinafter called offeree) by certified mail, setting forth offeror’s offer to purchase all (but not less than all) of the membership interest of such offeree and the cash purchase price offered to be paid therefor. Said offeree shall, within ninety (90) days from receipt of said written proposal, (1) accept said offer, assign all of offeree’s membership interest to offeror and receive said purchase price, or (2) notify offeror of offeree’s rejection of said proposal to purchase offeree’s membership interest and exercise offeree’s vested right (created by reason of receipt of said offer, sometimes referred to as a “buy-sell” offer) to purchase all (but not less than all) of such offeror’s membership interest at the same cash price as was offered to offeree by offeror, in which event offeror shall be obligated to deliver all of offeror’s certificates of membership interest, duly assigned to offeree upon tender of said cash price to offeror. A failure by offeree to timely and properly accept offeror’s written offer, or to reject it and duly effect counter-purchase, shall be deemed for all purposes an acceptance by offeree to sell to offeror all of offeree’s membership interest upon the terms set out in such offer.

f. The provisions of this Section 7.01 may be enforced by suits for specific performance, and relief for breach hereof shall not be limited to an action for damages only. In the event litigation is brought by any one party against another for an alleged breach of this agreement, the successful or prevailing party shall be entitled to recover, in addition to any and all other relief herein afforded or afforded by law, the amount of reasonable attorney’s fees and litigation expenses incurred by reason of such breach.

g. Notwithstanding anything to the contrary contained herein, an offeror shall not have the right to exercise the buy-sell offer unless such offeror simultaneously makes a buy-sell offer to purchase all (but not less than all) of the offeree’s limited partnership interest in MST Production, Ltd., and all (but not less than all) of the offeree’s membership interest in MST GP, LLC. Similarly, if an offeror makes a buy-sell offer to purchase all (but not less than all) of an offeree’s limited partnership interest in MST Production, Ltd., and all (but not less than all) of an offeree’s membership interest in MST GP, LLC, such offeror shall be deemed to have made a buy-sell offer with respect to all (but not less than all) of such offeree’s membership interests in the Company pursuant to this Section 7.01.

h. Until the assignee becomes a Member, the assignor Member continues to be a Member and to have the power to exercise any rights or powers of a Member, except to the extent those rights or powers are assigned.

7.02. Evidence of Membership Interest. A Member’s membership interest may be evidenced by a certificate of membership interest issued by this Company.

7.03. Right of an Assignee to Become a Member.

a. An assignee of a membership interest may become a Member if and to the extent that a majority of the Managers consent.

b. It is the intent of these Regulations that the tax status of this Company be the same as for a partnership.

c. Except as allowed by the Internal Revenue Code and any corresponding rules and regulations, it is intended that this Company shall not allow free transferability of interests, and to the extent possible, these Regulations shall be read and interpreted to prohibit the free transferability of interests of any Member.

d. An assignee who becomes a Member has, to the extent assigned, the rights and powers and is subject to the restrictions and liabilities of a Member under these Regulations and the Texas Limited Liability Company Act, as amended from time to time.

e. Unless otherwise provided by these Regulations, an assignee who becomes a Member also is liable for the obligations of the assignor to make contributions but is not obligated for liabilities unknown to the assignee at the time the assignee became a Member and which could not be ascertained from these Regulations.

f. Whether or not an assignee of a membership interest becomes a Member, the assignor is not released from the assignor’s liability to this Company.

7.04 Cancellation of Membership Interest. In the event that a Member or an affiliate of a Member also holds a limited partnership interest in MST Production, Ltd., and such limited partnership interest is purchased by the Limited Partnership pursuant to Section 11.2(2) of the Limited Partnership Agreement, dated on or about the date of these Regulations, relating to the Limited Partnership, then such Member’s membership interest in the Company shall automatically be cancelled, and the respective percentages of membership interests held by each Member as set forth on Exhibit “A” hereto shall be proportionately adjusted.

VIII. BANKRUPTCY OR DISSOLUTION OF A MEMBER

8.01. Bankruptcy or Dissolution of Member.

a. The bankruptcy or dissolution of a Member shall not cause a dissolution of the Company.

IX. TAXATION

9.01. Tax Status. It is the intent of these Regulations that the tax status of this Company be the same as for a partnership, and except as allowed by the Internal Revenue Code and any corresponding rules and regulations.

a. It is intended that this Company shall not have continuity of life and these regulations shall be read and interpreted as to prohibit continuity of life.

X. CAPITAL ACCOUNTS OF THE MEMBERS

10.01. Establishment of Account. A capital account will be established for each Member and maintained in such a manner to correspond with the capital of the Members as reported for federal income tax purposes.

a. Each Member’s capital account shall be credited with the value of a Member’s contribution of cash or other property to the Company, and shall be credited or charged annually with the Member’s distributive share of items of income, gain, loss, deduction and credit for federal income tax purposes.

b. Distributions of cash or other property to Members shall be charged against their respective capital accounts as withdrawal of capital.

c. The federal income tax basis of a Member’s interest in the Company, of property contributed to the Company by a Member, and all other matters pertaining to the distributive share and taxation of items of income, gain, loss, deduction and credit will be as otherwise prescribed by Subchapter K of the Internal Revenue Code. The capital accounts will not bear interest.

XI. CERTIFICATES AND MEMBERS

11.01. Certificates. Certificates in the form determined by the Managers shall be delivered representing all membership interest to which Members are entitled. Such certificates shall be consecutively numbered, and shall be entered in the books of the Company as they are issued.

Each certificate shall state on the face thereof the holder’s name, the class of membership, the membership interest, and such other matters as may be required by the laws of the State of Texas.

They shall be signed by an officer of the Company, and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of such officer upon the certificates may be facsimile.

11.02. Replacement of Lost or Destroyed Certificates. The Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the holder of record thereof, or his duly authorized attorney or legal representative who is claiming the certificate to be lost or destroyed.

When authorizing such issue of a new certificate or certificates, the Managers in their discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such a manner as it shall require or to give the Company a bond with surety and in form satisfactory to the Company (which bond shall also name the Company’s transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the Company or other obligees with respect to the certificate alleged to have been lost or destroyed, or to both advertise and also give such bond.

11.03. Transfer of Membership Interest. Upon surrender to the Company or the transfer agent of the Company of a certificate for membership interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and the required approval of the Managers, the Company shall issue a new certificate to the person entitled to the certificate, cancel the old certificate and record the transaction upon its books.

11.04. Registered Members. The Company is entitled to treat the holder of record of any certificate or certificate of membership interest of the Company as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such membership interest or any rights deriving from such membership interest on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such membership interest, whether or not the Company shall have either actual or constructive notice of the interest of such person, except as otherwise provided by law.

11.05. Preemptive Rights. No Member or any other person has any preemptive right whatsoever.

11.06. Contribution. A Member’s contribution may be in cash, property, or services rendered, or a promissory note or other obligation to pay cash or transfer property to the Company.

11.07. Liability for Contribution Obligations. A promise by a Member to make a contribution to, or otherwise pay cash or transfer property to, the Company is not enforceable unless set out in writing and signed by the Member.

A Member or the Member’s representative or successor is obligated to the Company to perform an enforceable promise to make a contribution to or otherwise pay cash or transfer property to the Company, notwithstanding the Member’s death, disability, or other change in circumstances.

If a Member’s legal representative or successor does not make a contribution or other payment of cash or transfer of property required by the enforceable promise, that Member or the Member’s legal representative or successor is obligated to pay to the Company the amount owed.

A Member who fails to make a payment of cash or transfer of property to the Company required by an enforceable promise shall be liable for damages including, without limitation, attorney’s fees incurred by the Company in connection with such failure.

11.08. Restriction upon Ownership and Transfer of Ownership Interest. The membership interest and transferability of membership interest in the Company are substantially restricted.

Neither record title nor beneficial ownership of a membership interest may be transferred or encumbered without the consent of a majority of the Managers.

This Company is formed by a closely-held group who know and trust one another, who will have surrendered certain management rights (in exchange for limited liability) based upon their relationship and trust.

Capital is also material to the business and investment objectives of the Company and its federal tax status.

An unauthorized transfer of a membership interest could create a substantial hardship to the Company, jeopardize its capital base, and adversely affect its tax structure.

These restrictions upon ownership and transfer are not intended as a penalty, but as a method to protect and preserve existing relationships based upon trust and the Company’s capital and its financial ability to continue.

The ownership and transfer of a membership interest is further subject to the following disclosure and condition:

THE MEMBERSHIP INTEREST OF THE COMPANY HAS NOT NOR WILL BE, REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THE MEMBERSHIP INTEREST OF THE COMPANY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS SO REGISTERED OR QUALIFIED, OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION EXISTS. THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION OR QUALIFICATION MUST BE ESTABLISHED BY AN OPINION OF COUNSEL FOR THE OWNER THEREOF, WHICH OPINION OF COUNSEL MUST BE REASONABLY SATISFACTORY TO THE COMPANY.

No new membership interests may be issued by the Company without the prior written consent of all of the Members holding then outstanding membership interests.

Notwithstanding the foregoing restrictions upon transfer and ownership the following transfers are permitted.

11.09. Required Transfers. If any person or agency should acquire the interest of a Member as the result of an order of a court of competent jurisdiction which the Company is required to recognize, or if a Member makes an unauthorized transfer of a membership interest which the Company is required to recognize, the interest of the transferee may then be acquired by the Company upon the following terms and conditions:

The Company is entitled to acquire the membership interest by giving written notice to the transferee of its intent to purchase within sixty (60) days from the date it is finally determined that the Company is required to recognize the transfer.

The Company will have one hundred twenty (120) days from the first day of the month following the month in which it delivers notice exercising its option to purchase the membership interest. The valuation date for the membership interest will be the first day of the month following the month in which notice is delivered.

Unless the Company and the transferee agree otherwise, the fair market value of a Member’s membership interest is to be determined by the written appraisal of a person or firm qualified to value this type of business.

Neither the transferee of an unauthorized transfer nor the Member causing the transfer will have the right to vote during the prescribed option period, or if the option to purchase is timely exercised, until the sale is actually closed.

XII. OFFICERS

12.01. Number. The officers of the Company shall consist of a President, one or more Vice-Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Managers. Such offices may be held by the same person.

12.02. Election. The Managers, at their first meeting after each annual meeting of Members, shall choose a President, one or more Vice-Presidents, a Secretary, and a Treasurer. No officers need be a Manager, a Member, or a resident of Texas.

12.03. Other Officers. The Managers may elect or appoint such other officers and agents as they shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers. Any two or more offices may be held by the same person.

12.04. Term. Each officer of the Company shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office.

12.05. Removal. Any officer or agent or member of a committee elected or appointed by the Managers may be removed by the majority vote of the Managers whenever in their judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

12.06. Vacancies. If any office becomes vacant for any reason, the vacancy may be filled by the Managers. The officer so elected shall be elected for the unexpired term of his predecessor in office.

12.07. Compensation. The compensation of all officers and agents shall be fixed by the Managers.

12.08. Powers. The Managers may designate one or more persons as officers of the Company who are not Managers.

Each officer shall have, subject to these Regulations, in addition to the duties and powers specifically set forth in these regulations, such powers and duties as are commonly incident to his or her office and such duties and powers as the Managers shall from time to time designate.

All officers shall perform their duties subject to the directions and under the supervision of the Managers. The President may secure the fidelity of any and all officers by bond or otherwise.

12.09. Chairperson. The Chairperson, if there shall be such an officer, shall, if present, preside at all meetings of the Managers and exercise and perform such other powers and duties as may from time to time be assigned to the Chairperson or prescribed by these Regulations.

12.10. President. Subject to the supervisory powers, if any, as may be given by the Managers to the Chairperson, if there be such an officer, the President shall be the chief executive officer of the Company, and subject to the control of the Managers, shall, in general, supervise and control all of the business and affairs of the Company.

The President shall preside at all meetings of the Members and the Managers in the absence of the Chairperson. The President or any Vice-President together with the Secretary or any Assistant Secretary may execute certificates of membership of the Company, any deeds, mortgages, bonds, contract or other instrument, in the name of the Company, which the Managers have authorized to be executed, except in cases where the signing and execution thereof shall be delegated by the Managers or by these Regulations to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed.

12.11. Vice-Presidents. In the absence or disability of the President, the Vice-President shall perform all the duties of the President. If there is more than one Vice-President, the Senior Vice-President (in order of their rank as fixed by the Managers, or if not ranked, the Vice-President designated by the Managers) shall perform all the duties of the President. When so acting such person shall have all the powers of and be subject to all the restrictions upon the President.

The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Managers or these Regulations.

12.12. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Managers and all meetings of the Members and shall record all votes and the minutes of all proceedings in a book suitable for that purpose, and shall perform like duties for the standing committees when required.

He or she shall give or cause to be given notice of all meetings of the Members and all meetings of the Managers required by these Regulations or law to be given.

If for any reason the Secretary shall fail to give notice of any special meeting of the Managers called by one or more of the persons identified in these Regulations, or if he or she shall fail to give notice of any special meeting of the Members called by one or more of the persons identified in these Regulations, then any such person or persons may give notice of any such special meeting.

In addition, the Secretary shall execute together with the President all certificates of membership issued by the Company.

The Secretary shall also keep a certificate of membership book in which shall be correctly recorded all transactions pertaining to the membership interest of the Company. If in accordance with these Regulations the Company seal is to be affixed to an instrument, the Secretary shall attest with his or her signature after such seal has been affixed by the President in accordance with the Regulations.

The Secretary shall keep in safe custody the seal of the Company. The Secretary shall have such other powers and perform such other duties as from time to time may be prescribed by him by the Managers or these Regulations. The Assistant Secretaries in order of their seniority shall, in absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

The Assistant Secretaries shall perform such other duties as the Managers shall prescribe or as provided in these Regulations. In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Managers and Members shall be recorded by such person as shall be designated by the President or by the Managers.

12.13. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers.

The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements. He or she shall keep and maintain or cause to be kept and maintained, the Company’s books of account and shall render to the President and Managers an account of all his transactions as Treasurer and of the financial condition of the Company and exhibit his books, records and accounts to the President or Managers at any reasonable time.

He or she shall disburse funds for capital expenditures as authorized by the Managers and in accordance with the orders of the President, and present to the President for his attention any requests for disbursing funds if in the judgment of the Treasurer any such request is not properly authorized.

He or she shall make a detailed annual report of the entire business and financial condition of the Company. If required by the Managers, he or she shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Managers for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

The Treasurer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Managers or these Regulations.

12.14. Resignations. Any officer may resign at any time. For the resignation to be effective, the officer must resign in writing. The resignation shall take effect at the time specified in the written resignation, or, if no time is specified then at the time of its receipt by the President or Secretary. The acceptance of a resignation is not necessary to make it effective, unless expressly so provided in the resignation.

XIII. OTHER PROVISIONS

13.01. Declaration and Payment. Distributions to the Members may be authorized by the Managers at any regular or special meeting and made by the Company. Distributions may be paid in cash or in property of the Company.

13.02. Fiscal Year. The fiscal year of the Company shall end on December 31st in each and every year.

13.03. Offices. The Company’s principal office is located at 13405 Highway 191, Odessa, Texas 79765. The Managers are entitled to change the Company’s principal office in their discretion.

13.04. Registered Agent and Office. The registered agent and his or her office for the Company shall be as submitted to the Office of the Secretary of State of the State of Texas as required by law.

The agent and the address may be changed from time to time and the same shall be filed with the Secretary of State’s office as required by law.

13.05. Other Offices. The Company may also maintain other offices as the Managers may decide.

XIV. INDEMNIFICATION

14.01. Generally. The Company shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Manager, Member or Officer of the Company if it is determined in accordance with this Article that the person:

1. acted in good faith; and

b. reasonably believed that his or her conduct was in the Company’s best interests.

14.02. Personal Benefit. A Manager may not be indemnified where the person is found liable on the basis that personal benefit was improperly received by him or her or in which the person is found liable to the Company.

14.03. Scope of Indemnification. A person shall be indemnified under this Article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding.

14.04. Determination of Indemnification. A determination of indemnification under any section of this Article must be made a by a majority vote of a quorum consisting of Managers who at the time of the vote are not named defendants or respondents in the proceeding.

XV. DISSOLUTION

15.01. Generally. This Company shall be dissolved on the first of the following to occur:

a. When the period fixed for the duration of this Company expires; or

b. On the occurrence of events specified in the Articles of Organization or Regulations to cause dissolution; or

c. Upon written consent of all Members to dissolution; or

d. Upon entry of a decree of judicial dissolution under the Texas Company Act.

15.02. Judicial Dissolution. On application by or for a Member, a court of competent jurisdiction may decree dissolution of this Company if it is not reasonably practicable to carry on the business of this Company in conformity with its Articles of Organization and these Regulations.

15.03. Winding Up. On the dissolution of this Company, this Company’s affairs shall be wound up as soon as reasonably practicable. The winding up shall be accomplished by the Managers or Members.

a. On the winding up of the Company, its assets shall be paid or transferred as follows:

1. To the extent otherwise permitted by law, to creditors, including Members who are creditors in satisfaction of liabilities (other than for distributions) of the Company, whether by payment or by establishment of reserves;

2. Unless otherwise provided by the Articles of Organization or these Regulations, to Members and former Members in satisfaction of the Company’s liability for distributions; and

3. Unless otherwise provided by the Articles of Organization or these Regulations, to Members in the manner provided in these Regulations.

15.04. Distributions Upon Termination and Dissolution of the Company. Upon termination and dissolution of the Company, the Managers will proceed to wind up the affairs of the Company.

The liabilities and obligations to creditors and all expenses incurred in its liquidation and dissolution will be paid and will have first priority in winding up as otherwise provided in these Regulations.

The Managers may retain from available cash and other assets of the Company sufficient reserves for anticipated and contingent liabilities.

Undistributed cash, and other property valued at its fair market value on the date of distribution, will be distributed to the Members in the following order:

a. Distributions will first be made to repay any loans to the Company by a Member, including the amount of any deferred payment obligation to a Member or a Member’s personal representative as the result of a buy-out by the Company of a Member’s interest;

b. Distributions will then be made to the Members in an amount equal to the credit balances in their capital accounts so that the capital account of each Member shall be brought to zero. For the purpose of determining distributions in liquidation, a negative capital account balance will be considered to be a loan from the Company to a Member;

c. The balance, if any, will be made to the Members in an amount equal to each Member’s percentage interest in the Company as determined immediately prior to the distribution of the credit balances of the Member’s capital accounts.

The Company may continue beyond its scheduled termination date for a time reasonably necessary to conclude the administration of the Company, pay expenses of termination and to distribute property to those entitled to such distribution.

XVI. ARBITRATION

16.01 In the event of any dispute between or among any of the parties to this Agreement, the parties involved in such dispute shall use good faith efforts to resolve the dispute. If the dispute cannot be so resolved, the dispute shall be submitted to binding arbitration. Such arbitration shall be conducted by a single arbitrator (the “Arbitrator”) in accordance with the Commercial Rules of the American Arbitration Association (the “AAA”) in effect from time to time and the following provisions:

a. In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

b. The parties shall commence the arbitration by jointly filing a written submission with the Fort Worth, Texas, office of the AAA in accordance with Commercial Rule 5 (or any successor provision).

c. No depositions or other discovery shall be conducted in connection with the arbitration.

d. Not later than thirty (30) days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator’s reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction, provided that the Arbitrator shall have no power or authority to (i) award damages in excess of the portion of any damages originally claimed in connection with such dispute, (ii) award multiple, consequential, punitive or exemplary damages, or (ii) grant injunctive relief, specific performance or other equitable relief.

e. The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (i) modify or disregard any provision of this Agreement or (ii) address or resolve any issue not submitted by the parties.

f. In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party’s attorneys’ fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the parties to such proceeding.

XVII. AMENDMENTS

17.01 These Regulations may not be amended except by a writing signed by the holders of at least 70% of the then outstanding membership interests of the Company.

IN WITNESS WHEREOF, these Regulations of MST ESTATES, LLC have been executed as of September 12, 2005, and shall be effective as of June 28, 2005.

THE COMPANY:

MST ESTATES, LLC

By:	/s/ Daniel J. Eastman
Daniel J. Eastman, Manager

By:	/s/ Luke Morrow
Luke Morrow, Manager

THE INITIAL MEMBERS:

MICROGY, INC.

By:	/s/ Randall L. Hull
Randall L. Hull, President

SOUTH-TEX TREATERS, INC.

By:	/s/ David C. Morrow
David C. Morrow, President

EXHIBIT “A”

Member	% Membership Interest
MICROGY, INC.	60%

SOUTH-TEX TREATERS, INC.	40%